UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2023

Mallinckrodt plc

(Exact name of registrant as specified in its charter)

Ireland	001-35803	98-1088325
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

College Business & Technology Park, Cruiserath,
Blanchardstown, Dublin 15, Ireland

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  +353 1 696 0000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

(Title of each class)	(Trading Symbol(s))	(Name of each exchange on which registered)
Ordinary shares, par value $0.01 per share	MNK	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

Mallinckrodt plc (the “Company”) has received unsolicited letters on behalf of various parties holding substantial positions across the Company’s capital structure, including certain holders of the Company’s (i) terms loans due 2027 issued under the Credit Agreement, dated as of June 16, 2022 (the “Term Loan Holders”), (ii) 10.000% first lien senior secured notes due 2025 (“2025 First Lien Notes”), (iii) 11.500% first lien senior secured notes due 2028, (iv) 10.000% second lien senior secured notes due 2025 (“2025 Second Lien Notes”), and (v) 10.000% second lien senior secured notes due 2029 (such holders described in clauses (i) through (v), collectively, the “Holders”).

The letters, the first of which was received on May 17, 2023, addressed various matters, including certain of the Holders’ views regarding the Company’s financial position. The Holders requested that the Company’s board of directors (the “Board”) and management team evaluate the Company’s financial wherewithal and consider alternative options to meet its financial responsibilities, including, in the case of certain Holders, consideration of alternatives to making the $200 million payment required by the Company’s opioid settlement to be made to the Opioid Master Disbursement Trust II (the “Trust”) on June 16, 2023. Certain of the Holders proposed transactions to be implemented through a filing under Chapter 11 of the U.S. Bankruptcy Code, potentially involving a sale of assets in accordance with Section 363 of the U.S. Bankruptcy Code, and other Holders and interested parties proposed transactions that would not involve a bankruptcy filing. Prior to receipt of the letters from the Holders, in connection with the Company’s evaluation of its capital needs in light of its obligations under the opioid settlement and its long-term debt obligations, including the 2025 First Lien Notes and 2025 Second Lien Notes, the Company had commenced preliminary discussions with the Trust about alternatives to the existing payment structure for the opioid settlement. On June 1, 2023, after the Company received the letters referenced above, the Trust sent a letter to the Company demanding payment be made timely and threatening action against the Company, its officers and directors.

The Board is actively evaluating this situation and considering options, including transactions that have been proposed by the Holders and other Company stakeholders, as well as the viewpoints of the various parties in interest. On June 2, 2023, the Board directed management and the Company’s advisors to continue analyzing various proposals and engaging in discussions with various parties related to these options and viewpoints. There can be no assurance of the outcome of this process, including whether or not the Company may make a filing in the near term or later under the U.S. Bankruptcy Code or analogous foreign bankruptcy or insolvency laws.

Cautionary Statements Related to Forward-Looking Statements

Statements in this Current Report that are not strictly historical, including statements regarding the Board’s ongoing evaluation and consideration of alternatives and related actions and discussions, are "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995, and involve a number of risks and uncertainties.

There are a number of important factors that could cause actual events to differ materially from those suggested or indicated by such forward-looking statements and you should not place undue reliance on any such forward-looking statements. These factors include risks and uncertainties related to, among other things: changes in the Company’s business strategy and performance; the Company’s ability to access the capital markets now or in the future; the liquidity, results of operations and businesses of the Company and its subsidiaries; the possibility that the Company and/or certain of its subsidiaries voluntarily initiate proceedings under Chapter 11 of U.S. Bankruptcy Code or foreign bankruptcy or insolvency laws and the potential effects of the initiation of such proceedings and the resulting bankruptcy or insolvency process on the Company’s liquidity, results of operations and business; governmental investigations and inquiries, regulatory actions and lawsuits; actions taken by third parties, including Holders or the Trust; court actions; the Company’s ability to achieve expected benefits from its prior restructuring activities; the Company’s substantial indebtedness, its ability to generate sufficient cash to reduce its indebtedness and its potential need and ability to incur further indebtedness; the Company’s ability to generate sufficient cash to service indebtedness; restrictions on the Company’s operations contained in the agreements governing the Company’s indebtedness; the impact of Irish laws; and the risks, uncertainties and factors described in the “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s Annual Report on Form 10-K for the fiscal year ended December 30, 2022 and the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, as filed with the SEC and available on the Company’s website at http://www.mallinckrodt.com and http://www.sec.gov.

The forward-looking statements made herein speak only as of the date hereof and the Company does not assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MALLINCKRODT PLC

(registrant)

Date: June 5, 2023	By:	/s/ Mark Tyndall
Mark Tyndall
Executive Vice President, Chief Legal Officer & Corporate Secretary